SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                               ------------------







                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): August 1, 2000
                                 --------------





                        TRANSAMERICA FINANCE CORPORATION
               (Exact Name of Registrant as Specified in Charter)



    Delaware                         1-6798                        95-1077235
------------------          ---------------------------      -------------------
  (State Or Other                  (Commission                   (IRS Employer
  Jurisdiction Of                  File Number)              Identification No.)
  Incorporation)




             600 Montgomery Street, San Francisco, California 94111
               (Address of Principal Executive Offices) (Zip Code)







Registrant's telephone number, including area code            (415) 983-4000
                            -------------------------

Item 5        Other Events

         As part of its commitment to owning and managing Transamerica Finance Corporation ("TFC"), AEGON N. V. ("AEGON"), a Netherlands based corporation, has issued a guarantee (the "Guarantee") of all newly issued debt under TFC's $4.5 billion United States commercial paper program. In addition, AEGON will provide all the new term debt-funding needs of TFC including replacing existing term debt issues when they mature. Along with this explicit support, AEGON will continue TFC's existing capital management practices, which include maintaining on-balance sheet leverage (debt to tangible equity) at 6.5:1.

         The Guarantee shall extend to all United States commercial paper notes (the "Notes") issued by TFC for the period from August 1, 2000 until December 31, 2000 (the "Duration"). The Guarantee shall continue in full force and effect until all principal, premium and interest (including any additional amounts required to be paid in accordance with the Notes) and all other monies payable in respect of each Note issued by TFC after the Duration of the Guarantee have been paid. The Guarantee may be renewed, in AEGON's sole discretion, for a specified duration in order to continue to serve in full force and effect for Notes issued by TFC after the Duration of the Guarantee. Renewal of the Guarantee will require a new Guarantee to be issued by AEGON on or before December 15, 2000. Notwithstanding any provisions stated herein, the Guarantee shall automatically terminate and be of no force or effect in the event that TFC is no longer an affiliated company of AEGON.

         The Guarantee is unsecured and unsubordinated and ranks pari passu with all unsecured and unsubordinated indebtedness of AEGON other than obligations that by mandatory operation of law would be given priority in a dissolution of AEGON.

Item 7. Financial Statements,  Pro  Forma  Financial  Information  and Exhibits.

Exhibit 99.1 Guarantee by AEGON N. V., a Netherlands based corporation, of all United States Commercial Paper Notes issued by
                  Transamerica Finance Corporation from August 1, 2000 until December 31, 2000.

                                   SIGNATURES





         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



TRANSAMERICA FINANCE CORPORATION
(Registrant)




By:               s/George B. Sundby
Name:             George B. Sundby
Title:            Senior Vice President and Chief Financial Officer
Date:             August 4, 2000